Exhibit 10.4

[ * ] – CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, iTEM 601(B)(10). sUCH EXCLUDED INFORMATION IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

AMENDMENT NO. 1 TO

REVENUE PARTICIPATION RIGHT PURCHASE AGREEMENT

This Amendment No. 1 To Revenue Participation Right Purchase Agreement, dated as of May 22, 2024 (this “Amendment”), is made and entered into by and between Cytokinetics, Incorporated, a Delaware corporation (the “Seller”), and Royalty Pharma Investments 2019 ICAV, an Irish collective asset-management vehicle (the “Buyer”).

RECITALS

WHEREAS, the Seller and the Buyer entered into that certain Revenue Participation Right Purchase Agreement, dated as of January 7, 2022 (the “Original Agreement” and, as amended by this Amendment, the “Agreement”), whereby the Buyer purchased the Revenue Participation Right (the “Original Participation Right”) from the Seller;

WHEREAS, the Seller and the Buyer (or an Affiliate thereof, as applicable) desire to enter into on the date hereof that certain 2024 Development Funding Loan Agreement between the Seller and Royalty Pharma Development Funding, LLC (“RPDF”), that certain CK-586 Revenue Participation Right Purchase Agreement between the Seller and the Buyer (the “CK-586 Agreement”) and that certain Third Amendment and Consent to the Development Funding Loan Agreement between the Seller and RPDF (collectively, the “Other 2024 Transaction Documents”);

WHEREAS, the parties intend to close the transactions contemplated by this Amendment and the Other 2024 Transaction Documents substantially concurrently, whereby the closing of this Amendment will occur immediately with the concurrent closings of the transactions contemplated by the Other 2024 Transaction Documents (the “Other 2024 Closings”); and

WHEREAS, in consideration of entry into the Other 2024 Transaction Documents, the parties hereto desire to make certain modifications to the Original Agreement as set forth in this Amendment, including to amend the definition of Product Royalty Rate to provide for a revised Royalty amount and, as a result thereof, a modified Revenue Participation Right (the incremental difference between the Revenue Participation Right as a result of this Amendment and the Original Participation Right, the “Incremental Revenue Participation Right”).

NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows:

AGREEMENT

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Original Agreement.
2.
Seller’s Representations and Warranties. The Seller represents and warrants to the Buyer that as of the date hereof (and giving effect to the amendments to the Original Agreement provided in Section 4 of this Amendment):

a.
Authorization. The Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance of this Amendment, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Seller.
b.
Enforceability. This Amendment has been duly executed and delivered by an authorized officer of the Seller and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by applicable Bankruptcy Laws or by general principles of equity (whether considered in a proceeding in equity or at law).
c.
No Conflicts. The execution, delivery and performance by the Seller of this Amendment and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of the Seller, (ii) contravene or conflict with or constitute a default under any law or Judgment binding upon or applicable to the Seller except for such contraventions, conflicts, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or contravene or conflict with or constitute a material default under any material agreement binding upon or applicable to the Seller.
d.
No Liens; Title to Modified Revenue Participation Right. Other than Liens in favor of the Buyer and Permitted Lien, none of the Product Rights is subject to any Lien and none of the assets covered by the Modified Back-Up Security Interest are subject to any Lien. Upon the Amendment Closing, the Buyer will have acquired good and marketable title to the Incremental Revenue Participation Right, free and clear of all Liens (other than Liens in favor of the Buyer).
e.
Other Indication. The Seller is not presently developing, and has no intention to develop, the Product in any Other Indication, and the Product has not achieved proof of concept results in a Clinical Trial in any Other Indication.
f.
Bring Down of Original Agreement Representations and Warranties. The Seller represents and warrants that the representations and warranties of the Seller made in the following Sections of the Original Agreement are true and correct (taking into account the matters disclosed in the Disclosure Schedule, as amended pursuant to this Amendment) as though such representations and warranties were made as of the date hereof: Sections 3.1(a), (g), (h), clauses (ii) through (viii) of (j) (except as otherwise disclosed in Schedules 3.1(j)(vii)(b), 3.1(j)(ii), 3.1(j)(vi), and 3.1(j)(iii) attached hereto with respect to the corresponding section), (k)(except as disclosed in Schedule 3.1(k) attached hereto), (l), (m), (n), (o) and (p).
g.
Compliance with Original Agreement. The Seller is in compliance, in all material respects, with its obligations under the Original Agreement.
3.
Buyer’s Representations and Warranties. The Buyer represents and warrants to the Seller that as of the date hereof:
a.
Authorization. The Buyer has the requisite corporate or analogous right, power and authority to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance of this Amendment, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Buyer.

b.
Enforceability. This Amendment has been duly executed and delivered by an authorized person of the manager of the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as may be limited by applicable Bankruptcy Laws or by general principles of equity (whether considered in a proceeding in equity or at law).
c.
No Conflicts. The execution, delivery and performance by the Buyer of this Amendment and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational documents of the Buyer, (ii) contravene or conflict with or constitute a default under any law or Judgment binding upon or applicable to the Buyer except for such contraventions, conflicts, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of the Buyer to enter into and to perform its material obligations under this Amendment, or (iii) contravene or conflict with or constitute a material default under any material agreement binding upon or applicable to the Buyer.
d.
Bring Down of Original Agreement Representations and Warranties. The Buyer represents and warrants that the representations and warranties of the Buyer made in the following Sections of the Original Agreement are true and correct as though such representations and warranties were made as of the date hereof: Sections 3.2(a), (g), (h) and (i).
e.
Compliance with Original Agreement. The Buyer is in compliance, in all material respects, with its obligations under the Original Agreement.
4.
Amendments to the Original Agreement. Subject to satisfactions of all conditions under Section 6 of this Amendment on the date hereof, the Original Agreement shall be amended as follows:
(A)
The following defined terms shall be added to Section 9.1 of the Original Agreement in the appropriate alphabetical order:

“First Amendment” means that certain Amendment No. 1 to Revenue Participation Right Purchase Agreement, by and between the Seller and the Buyer, dated as of May 22, 2024.

“Modified Back-Up Security Interest” has the meaning given to such term in the First Amendment.

“Original Participation Right” has the meaning given to such term in the First Amendment.

(B)
The following defined terms shall amend, restate and replace such terms as they were defined in Section 9.1 of and used throughout the Original Agreement (including, for the avoidance of doubt, in other defined terms that make reference to, directly or indirectly, such term as amended hereby) except as otherwise provided in subsection (D) below:

“Knowledge of the Seller” means the actual knowledge of [ * ], after reasonable due inquiry.

“Product Royalty Rate” means the percentage of annual worldwide Net Sales of the Product during a calendar year that is applicable in accordance with the table immediately below:

Annual Worldwide Net Sales	Product Royalty Rate
Less than or equal to $5,000,000,000	4.50%
Greater than $5,000,000,000	1.00%

Notwithstanding the foregoing, on a country-by-country basis, the Product Royalty Rate applicable to Net Sales by any Licensee in any country after Loss of Market Exclusivity in such country shall not exceed the royalty rate payable by such Licensee to the Seller for such Net Sales in such country.

(C)
The defined terms “Final Determination Date”, “Overpaid Royalty” and “Scheduled Funding Date” are hereby deleted in their entirety.
(D)
Notwithstanding subsection (B) above, references to “Revenue Participation Right,” and other defined terms that include, directly or indirectly, the term Revenue Participation Right, for purposes of Article 1, Article 2, Article 4 and Sections 3.1(i) and 3.3 of the Original Agreement, shall be deemed to reference the Original Participation Right.
(E)
Each reference to “Back-Up Security Interest” in Section 3.3 and 5.10 of the Original Agreement and in the definitions of “Acceptable Intercreditor Agreement” and “Material Adverse Effect” in Section 9.1 of the Original Agreement are hereby deleted and replaced with “Modified Back-Up Security Interest.”
(F)
Section 3.1(n) is amended and restated as follows:

“(i) Brokers’ Fees. Other than the fees payable to Evercore Group LLC, there is no investment banker, broker, finder, financial advisor or other intermediary who has been retained by or is authorized to act on behalf of the Seller who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

(G)
Section 5.2(d) is amended and restated as follows:

“(d) The Seller shall be permitted to make prepayments of the Royalty hereunder which shall be credited to future Royalty Payments in such order as directed by the Seller in connection with any such prepayment.”

5.
Amendment Closing.
a.
Purchase, Sale and Assignment. Upon the terms and subject to the conditions of this Amendment, on the date hereof, in consideration of and exchange for the Other 2024 Closings, the Seller shall sell, transfer, assign and convey to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, all of the Seller’s right, title and interest in and to the Incremental Revenue Participation Right free and clear of all Liens (other than Liens in favor of the Buyer). For the avoidance of doubt, the Incremental Revenue Participation Right does not represent any right, title or interest in the Intellectual Property Rights. Notwithstanding any provision in this Amendment to the contrary or any other agreement between the parties or their Affiliates, the Buyer is only agreeing, on the terms and conditions set forth in this Amendment, to purchase, acquire and accept the Incremental Revenue Participation Right and is not assuming any liability or obligation of the Seller of whatever nature, whether presently in existence or arising or asserted hereafter.
b.
Closing. The closing of this Amendment (the “Amendment Closing”) shall take place remotely by exchange of signatures on the date hereof subject to the conditions set forth in Sections 5(d) and 5(e) having been satisfied, or at such other place, time and date as the parties hereto may mutually agree.

c.
True Sale. It is the intention of the parties hereto that the sale, transfer, assignment and conveyance of the Incremental Revenue Participation Right contemplated by this Amendment be, and is, a true, complete, absolute and irrevocable sale, transfer, assignment and conveyance by the Seller to the Buyer of all of the Seller’s right, title and interest in and to the Incremental Revenue Participation Right. Neither the Seller nor the Buyer intends the transactions contemplated by this Amendment to be, or for any purpose characterized as, a loan from the Buyer to the Seller, a financing transaction or a borrowing. It is the intention of the parties hereto that the beneficial interest in and title to the Incremental Revenue Participation Right and any “proceeds” (as such term is defined in the UCC) thereof shall not be part of the Seller’s estate in the event of the filing of a petition by or against the Seller under any Bankruptcy Laws. The Seller hereby waives, to the maximum extent permitted by applicable law, any right to contest or otherwise assert that this Amendment does not constitute a true, complete, absolute and irrevocable sale, transfer, assignment and conveyance by the Seller to the Buyer of all of the Seller’s right, title and interest in and to the Incremental Revenue Participation Right under applicable laws, which waiver shall, to the maximum extent permitted by applicable laws, be enforceable against the Seller in any bankruptcy or insolvency proceeding relating to the Seller. Accordingly, the Seller shall treat the sale, transfer, assignment and conveyance of the Incremental Revenue Participation Right as a sale of “accounts” or “payment intangibles” (as appropriate) in accordance with the UCC, and the Seller hereby authorizes the Buyer to file financing statements (and continuation statements with respect to such financing statements when applicable) naming the Seller as the debtor and the seller and the Buyer as the secured party and the buyer in respect of the Incremental Revenue Participation Right. Not in derogation of the foregoing statement of the intent of the parties hereto in this regard, and for the purposes of providing additional assurance to the Buyer in the event that, despite the intent of the parties hereto, the sale, transfer, assignment and conveyance contemplated hereby is hereafter held not to be a sale, the Seller does hereby grant to the Buyer, as security for the payment of amounts to the Buyer equal to $25,000,000 (including a market rate of return thereon) and all other obligations of the Seller hereunder, less all Royalty Payments received by the Buyer pursuant to the Agreement in respect of such Incremental Revenue Participation Right, a security interest in and to all right, title and interest in, to and under the Incremental Revenue Participation Right, the Royalty, the Royalty Payments (including, for the avoidance of doubt, accounts and payment intangibles (each as defined in the UCC) of the Seller that comprise the Incremental Revenue Participation Right or Royalties or “proceeds” (as defined in the UCC) thereof) and the Product Assets and all “proceeds” (as defined in the UCC) of any of the foregoing whether now owned or existing or hereafter acquired or arising (the “Incremental Back-Up Security Interest” and together with the Back-Up Security Interest under the Original Agreement, the “Modified Back-Up Security Interest”), and the Seller does hereby authorize the Buyer, from and after the date hereof, to file such financing statements (and continuation statements with respect to such financing statements when applicable) in such manner and such jurisdictions as are necessary or appropriate to perfect the Incremental Back-Up Security Interest; provided that such Incremental Back-Up Security Interest shall be terminated without any action or notice of any party upon termination of the Agreement as provided in Section 7.1, Section 7.2 or Section 7.3 thereof. Following the termination of the Agreement as provided in Section 7.1, Section 7.2 or Section 7.3 thereof, upon the Seller’s request, the Buyer shall, at the expense of the Seller, file a UCC-3 termination statement terminating the security interest granted in this Section.
d.
The obligations of the Buyer to consummate the transactions contemplated hereunder on the date hereof are subject to the satisfaction or waiver, at or prior to the date hereof, of each of the following conditions precedent:
i.
The Seller shall have delivered to the Buyer the Seller’s duly executed Other 2024 Transaction Documents;

ii.
The Seller shall have delivered to the Buyer the Seller’s duly executed bill of sale evidencing the sale, transfer, assignment and conveyance of the Incremental Revenue Participation Right substantially in the form agreed in the Original Agreement;
iii.
The Seller shall have delivered to the Buyer the legal opinions of Cooley LLP and Sullivan and Worcester LLP, as corporate counsel to the Seller and special counsel to the Seller, respectively, in substantially the forms agreed in the Original Agreement; and
iv.
The Other 2024 Closings shall have occurred or occur simultaneously with consummation of the transactions hereunder.
e.
The obligations of the Seller to consummate the transactions contemplated hereunder on the date hereof are subject to the satisfaction or waiver, at or prior to the date hereof, of each of the following conditions precedent:
i.
The Buyer shall have delivered to the Seller the Buyer’s and RPDF’s duly executed Other 2024 Transaction Documents (as applicable); and
ii.
The Other 2024 Closings shall have occurred or occur simultaneously with consummation of the transactions hereunder.
6.
Disclosures; Public Announcement. The parties shall agree upon the Press Release to be issued announcing this Amendment and the Other 2024 Transaction Documents. Except for the Press Release, the Seller's Current Report on Form 8-K describing the material terms of this Agreement, the Other 2024 Transaction Documents and the transactions contemplated by this Agreement and the Other 2024 Transaction Documents or any other public announcement using substantially the same disclosure as such Press Release or Form 8-K or any other public disclosure permitted under this Section 6, neither the Buyer nor the Seller shall, and each party hereto shall cause its respective Representatives, Affiliates and Affiliates' Representatives not to, issue a press release or other public announcement or otherwise make any public disclosure with respect to this Amendment or the purchase of the Revenue Participation Right (including the Incremental Revenue Participation Right) without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable law, regulation or stock exchange rule (in which case the party hereto required to make the press release or other public announcement or disclosure shall allow the other party hereto reasonable time to comment on such press release or other public announcement or disclosure in advance of such issuance); provided that (a) no review or consent shall be required with respect to disclosures by either party hereto otherwise previously approved pursuant to this Section 6 and (b) notwithstanding anything herein to the contrary, each party hereto may, without the review or consent of the other party hereto, disclose (and nothing herein shall be construed to restrict either party hereto from disclosing) the Purchase Price and the amount and nature of the Revenue Participation Right (including the Incremental Revenue Participation Right) (and related accounting disclosures of the transactions contemplated hereby) in such party's periodic reports and financial statements.

7.
Construction; Effect of Amendment. On and after the date hereof and subject to the execution and delivery of (i) this Amendment by the parties hereto and (ii) each Other 2024 Transaction Document by the applicable parties thereunder, this Amendment shall become effective and be deemed a part of and shall take precedence over and supersede any provisions to the contrary contained in the Original Agreement. Except as expressly modified by this Amendment, all of the provisions of the Original Agreement that are not in conflict with the terms of this Amendment shall remain in full force and effect. All references to “Agreement” in the Original Agreement and in this Amendment shall be deemed to refer to the Agreement as amended by this Amendment and the parties hereby agree that the provisions of Article 6 in the Agreement shall apply to any breaches of any representations and warranties (in each case, when made) or any breach of any of the covenants or agreements in each case in this Amendment (without duplication of any recovery of a party for Losses under the Agreement). The parties acknowledge and agree that the Seller validly sold, transferred, assigned and conveyed to the Buyer, and the Buyer purchased, acquired and accepted from the Seller, all of the Seller’s right, title and interest in and to the Original Participation Right on the terms and subject to the conditions of the Original Agreement, and nothing herein is intended to sell, transfer, assign or convey any such rights in duplicate. For clarity, the purpose of this Amendment is to sell, transfer, assign and convey from the Seller to the Buyer the Incremental Participation Right, and to include the Incremental Participation Right within the scope of the Revenue Participation Right under the Agreement, with the limited exceptions identified herein.
8.
Further Assurances. The Seller and the Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to give effect to the transactions, amendments and modifications contemplated by this Amendment.
9.
Governing Law. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.
10.
Counterparts; Notice. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, facsimile or other similar means of electronic transmission, including “PDF”, shall be considered original executed counterparts, provided receipt of such counterparts is confirmed. The notice parties for purposes of Section 9.4 of the Agreement shall be those parties identified in Section 9.4 of the CK-586 Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

SELLER:

Cytokinetics, Incorporated

By: /s/ Robert I. Blum

Name: Robert I. Blum

Title: President & Chief Executive Officer

BUYER:

ROYALTY PHARMA INVESTMENTS 2019 ICAV

By: RP Management, LLC, its Manager and lawfully appointed attorney

By: /s/ George Lloyd

Name: George Lloyd

Title: EVP & Chief Legal Officer